                                                                    Exhibit 10.1

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed with the Securities and Exchange Commission.





                    MASTER POWER PURCHASE AND SALES AGREEMENT

                    MASTER POWER PURCHASE AND SALES AGREEMENT

                                TABLE OF CONTENTS


COVER SHEET.......................................................................................................1

GENERAL TERMS AND CONDITIONS.....................................................................................25

ARTICLE ONE: GENERAL DEFINITIONS.................................................................................25

ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS....................................................................30
       2.1        Transactions...................................................................................30
       2.2        Governing Terms................................................................................30
       2.3        Confirmation...................................................................................30
       2.4        Additional Confirmation Terms..................................................................31
       2.5        Recording......................................................................................31

ARTICLE THREE: OBLIGATIONS AND DELIVERIES........................................................................31
       3.1        Seller's and Buyer's Obligations...............................................................31
       3.2        Transmission and Scheduling....................................................................32
       3.3        Force Majeure..................................................................................32

ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE............................................................32
       4.1        Seller Failure.................................................................................32
       4.2        Buyer Failure..................................................................................32

ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES........................................................................33
       5.1        Events of Default..............................................................................33
       5.2        Declaration of an Early Termination Date and Calculation of Settlement
                  Amounts........................................................................................34
       5.3        Net Out of Settlement Amounts..................................................................34
       5.4        Notice of Payment of Termination Payment.......................................................35
       5.5        Disputes With Respect to Termination Payment...................................................35
       5.6        Closeout Setoffs...............................................................................35
       5.7        Suspension of Performance......................................................................36

ARTICLE SIX: PAYMENT AND NETTING.................................................................................36
       6.1        Billing Period.................................................................................36
       6.2        Timeliness of Payment..........................................................................36
       6.3        Disputes and Adjustments of Invoices...........................................................36
       6.4        Netting of Payments............................................................................37
       6.5        Payment Obligation Absent Netting..............................................................37
       6.6        Security.......................................................................................37
       6.7        Paying for Options.............................................................................37
       6.8        Transaction Netting............................................................................37


ARTICLE SEVEN: LIMITATIONS.......................................................................................38
       7.1        Limitation of Remedies, Liability and Damage...................................................38

ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS................................................................39
       8.1        Party A Credit Protection......................................................................39
       8.2        Party B Credit Protection......................................................................40
       8.3        Grant of Security Interest/Remedies............................................................42

ARTICLE NINE: GOVERNMENTAL CHARGES...............................................................................43
       9.1        Cooperation....................................................................................43
       9.2        Governmental Charge............................................................................43

ARTICLE TEN: MISCELLANEOUS.......................................................................................43
       10.1       Term of Master Agreement.......................................................................43
       10.2       Representations and Warranties.................................................................43
       10.3       Title and Risk of Loss.........................................................................45
       10.4       Indemnity......................................................................................45
       10.5       Assignment.....................................................................................45
       10.6       Governing Law..................................................................................46
       10.7       Notices........................................................................................46
       10.8       General........................................................................................46
       10.9       Audit..........................................................................................47
       10.10      Forward Contract...............................................................................47
       10.11      Confidentiality................................................................................47

CONFIRMATION LETTER..............................................................................................48

                                      ***


                    MASTER POWER PURCHASE AND SALE AGREEMENT

                                 COVER SHEET ***

This Master Power Purchase and Sale Agreement ("Master Agreement") is made as of the following date: JULY 21, 2004 ("Effective Date"). This Master Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as this "Agreement." The Parties to this Agreement are the following:


Party A:  J. ARON & COMPANY                                     Party B:  TEXAS GENCO, LP
All Notices:  J. ARON & COMPANY                                 All Notices:  TEXAS GENCO, LP
Street:  85 Broad Street                                        Street:  1111 Louisiana Street, 10th Floor
                                                                             P.O. Box 2846, 20th Floor
City/State:  New York, N.Y.  Zip:  10004                        City/State:  Houston, TX  Zip:  77002 (77252-2846)

Attn:  Commodity Operations                                     Attn:  Contract Administration--20th Floor
Phone:  (212) 902-8986                                          Phone:  (713) 207-3374
Facsimile:  (212) 344-3457                                      Facsimile:  (713) 207-9233
Duns:  00-698-0312                                              Duns:  12-080-7255
Federal Tax ID Number:  133092284                               Federal Tax ID Number:  30-0083668
INVOICES:  J. ARON & COMPANY                                    INVOICES:
    Attn:  Contract Execution Dept.                                 Attn:  Energy Accounting--10th Floor
    Phone:  (212) 357-5110                                          Phone:  (713) 207-5066
    Facsimile:  (212) 428-1991                                      Facsimile:  (713) 207-9016
SCHEDULING:  J. ARON & COMPANY                                  SCHEDULING:
    Attn:  Power Scheduling                                         Attn:  Energy Trading--10th Floor
    Phone:  (212) 902-1454                                          Phone:  (713) 207-2543 or (713) 207-1538
    Facsimile:  (917) 454-2595                                      Facsimile:  (713) 207-2108
PAYMENTS:  J. ARON & COMPANY                                    PAYMENTS:
    Attn:  Contract Execution Dept.                                 Attn:  Energy Accounting
    Phone:  (212) 357-5110                                          Phone:  (713) 207-5066
    Facsimile:  (212) 428-9571                                      Facsimile:  (713) 207-9016
WIRE TRANSFER:  J. ARON & COMPANY                               WIRE TRANSFER:
    BNK:  CITIBANK, NA                                              BNK:  Chase Bank of Texas, Houston, TX
               399 Park Avenue                                      ABA:  113 000 609
               New York, N.Y.                                       ACCT:  0010-341-2327
               A/C J. ARON & CO.
                      NEW YORK
              ABA:  021000089
              ACCT:  09292521

                                      ***




CREDIT AND COLLECTIONS:  J. ARON & COMPANY                      CREDIT AND COLLECTIONS:
    Attn:  Credit Risk Management - Power                           Attn:  Credit Department
    Phone:  (212) 855-0990                                          Phone:  (713) 207-3980
    Facsimile:  (212) 493-0821                                      Facsimile:  (713) 207-9233
With additional Notices of an Event of Default or               With additional Notices of an Event of Default or
Potential Event of Default to:                                  Potential Event of Default to:
   Attn:  Credit Department                                         Attn: President
   Phone:  (212) 902-1800                                                 Texas Genco GP, LLC
   Facsimile:                                                       Phone:  (713) 207-6611
                                                                    Facsimile:  (713) 207-9632
   and to:
                                                                and to:
         J. Aron & Company
         One New York Plaza                                         Rufus S. Scott
         New York, NY 10004                                         c/o CenterPoint Energy, Inc.
         Attn:  Steven M. Bunkin, Esq.                              Vice President and Deputy General Counsel
         Phone:  (212) 902-0952                                     P.O. Box 61867
         Facsimile: (212) 428-3675                                  Houston, TX 77208-1867
                                                                    Phone:  (713) 207-7451
                                                                    Facsimile:  (713) 207-0490

                                                                and to:

                                                                    GC Power Acquisition LLC
                                                                    c/o W. Thaddeus Miller, Esq.
                                                                    61 Edge of the Woods Road
                                                                    Southampton, NY 11968
                                                                    Phone:  (631) 287-2603
                                                                    Facsimile:  (877) 892-1953

                                                                and to:

                                                                    Michael S. Shenberg, Esq.
                                                                    Stroock & Stroock & Lavan LLP
                                                                    180 Maiden Lane
                                                                    New York, NY 10038
                                                                    Phone:  (212) 806-5831
                                                                    Facsimile:  (212) 806-6006


The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:


Party A Tariff: None

Party B Tariff: None                     Dated:                   Docket Number:

--------------------------------------------------------------------------------
ARTICLE TWO

Transaction Terms and Conditions         [ ]  Optional provision in Section 2.4.
                                              If not checked, inapplicable.

--------------------------------------------------------------------------------
ARTICLE FOUR

Remedies for Failure                     [ ]  Accelerated Payment of Damages.
to Deliver or Receive                         If not checked, inapplicable.

                                      ***


------------------------------------------------------------------------------------------------------------------------------------
ARTICLE FIVE                               [ ] Cross Default for Party A:
Events of Default; Remedies                [ ] Party A:  Applicable            Cross Default Amount:
                                           [ ] Other Entity:                   Cross Default Amount:


                                           [ ] Cross Default for Party B:
                                           [ ] Party B:                        Cross Default Amount:
                                           [ ] Other Entity:                   Cross Default Amount:

                                           5.6  Closeout Setoff
                                                [ ] Option A (Applicable if no other selection is made.)
                                                [ ] Option B -- Affiliates shall have the meaning set forth in the
                                                    Agreement unless otherwise specified as follows:
                                                [ ] Option C (No Setoff)


------------------------------------------------------------------------------------------------------------------------------------
ARTICLE EIGHT                              8.1  Party A Credit Protection:
Credit and Collateral Requirements              (a)  Financial Information:
                                                       [ ]  Option A
                                                       [ ]  Option B   Specify:

                                                       [ ]  Option C   Specify:


                                                (b)  Credit Assurances:
                                                       [ ]  Not Applicable
                                                       [ ]  Applicable
                                                (c)  Collateral Threshold:
                                                       [ ]  Not Applicable
                                                       [ ]  Applicable

                                           Party B Collateral Threshold:


                                                (d) Downgrade Event:

                                                       [ ]   Not Applicable
                                                       [ ]   Applicable

                                                (e)  Guarantor for Party B:

                                                     Guarantee Amount:    N/A


                                      ***


                                           8.2 Party B Credit Protection
                                                (a)  Financial Information:
                                                       [ ]  Option A
                                                       [ ]  Option B   Specify:
                                                       |_|  Option C   Specify:
                                                (b)  Credit Assurances:
                                                       [ ]  Not Applicable
                                                       [ ]  Applicable
                                                (c)  Collateral Threshold:
                                                       [ ]  Not Applicable
                                                       [ ]  Applicable


                                                (d)  Downgrade Event:
                                                       [ ]   Not Applicable
                                                       [ ]   Applicable
                                                (e)  Guarantor for Party A:
                                                    Guarantee Amount:


------------------------------------------------------------------------------------------------------------------------------------
ARTICLE TEN
Confidentiality                            [ ]   Confidentiality Applicable      If not checked, inapplicable.
Schedule M                                 [_]   Party A is a Governmental Entity or Public Power System
                                           [_]   Party B is a Governmental Entity or Public Power System
                                           [_]   Add Section 3.6.  If not checked, inapplicable
                                           [_]   Add Section 8.6.  If not checked, inapplicable

Other Changes:  Applicable                 Specify, if any:


PART 1.  GENERAL TERMS AND CONDITIONS

(1)      ARTICLE ONE shall be amended as follows:

           (i) The following definitions shall be revised or inserted in alphabetical order:

                  "Acquiring Person" has the meaning specified in Section 10.5.

                  "Affiliated Transferee" means a wholly-owned direct or indirect subsidiary of Party B that receives by way of sale, transfer, lease conveyance or other disposition (A) all or substantially all of the assets of Party B, (B) a substantial portion of the coal or natural gas power generating assets of Party B, or (C) a Delivery Point Facility.

                  "Change in Control" means, with respect to Party B, the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of Party B or the general partner of Party B; (ii) Texas Genco Holdings, Inc. ceasing to own, directly or indirectly, all of the general partner interests and limited partner interests of Party B, (iii) any person other than a direct or indirect wholly-owned subsidiary of Texas Genco Holdings, Inc. becoming a general partner of Party B, (iv) CenterPoint Energy, Inc. ceasing to own, directly or indirectly, at least 67% of the voting equity of Texas Genco Holdings, Inc., (v) the sale, transfer, lease, conveyance or other disposition to any person (other than an Affiliated Transferee) of (A) all or substantially all of the assets of Party B, (B) a substantial portion of Party B's coal and natural gas power generating assets, taken as a whole, or (C) a Delivery Point Facility; or (vi) Party B ceasing to own, directly or indirectly, all of the voting equity of any Affiliated Transferee, provided that, for avoidance of doubt, the Genco LP Division will not be deemed a Change in Control, but the Non-STP Acquisition (as defined in the Transaction Agreement) will be deemed a Change in Control.

                  "Delivery Point Facility" means any facility at which a Delivery Point under any Transaction is located.

                  "ERCOT" means the Electric Reliability Council of Texas, Inc.

                  "ERCOT Protocols" means the document adopted, published and amended from time to time by ERCOT, and approved by the PUC, to govern electric transmission in ERCOT, including any attachments, exhibits or publications referenced in the document, that contains the scheduling, operating, planning, reliability, and settlement policies, rules, guidelines, procedures, standards, and criteria of ERCOT.

                  "Fixed LOC" has the meaning ascribed thereto in Section 8.1(c)(III).

                  "Genco LP Division" has the meaning ascribed thereto in the Transaction Agreement.

                  "Hedge Agreement" means any agreement (including each confirmation entered into under a master agreement) providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving Energy, generation capacity or natural gas, prices for such commodities or price indices for such commodities or other derivative agreement or similar agreement in any case relating the purchase or sale of Energy, generation capacity or natural gas.

                  "Increase Date" has the meaning specified in the ***.

                  ***

                  ***

                  ***

                  "Party" means each of Party A and Party B and "Parties" means Party A and Party B collectively.

                  "Person" or "person" means any individual, partnership, firm, corporation, association, joint venture, limited liability company, joint-stock company, trust or other entity or organization.

                  ***

                  ***

                  ***
                                      -5-

                  "Release Date" has the meaning ascribed thereto in the ***

                  "PUCT" means the Public Utility Commission of Texas.

                  ***

                  "Specified Transaction" means any transaction (other than a Transaction) now existing or hereafter entered into between one Party to this Agreement and the other Party to this Agreement that is a spot, forward, option or swap transaction in or with respect to one or more currencies, commodities, securities, rates, indices or other measures of financial or economic risk or any other similar transaction (or any combination thereof).

                  "Transaction Agreement" means that certain Transaction Agreement of even date herewith by and among CenterPoint Energy, Inc., Utility Holding, LLC, Step One Merger Sub, Inc., Texas Genco Holdings, Inc., Houston Power Company LLC and HPC Merger Sub, Inc.

                  "Transition Date" means the date that is two hundred and seventy (270) days following the Effective Date, or, if earlier, the Increase Date.

                  "Trigger Date" means the first date following the Release Date that there is no outstanding Second Lien Indebtedness other than of Party A hereunder.

           (ii) Section 1.11 is amended by adding the following to the end thereof: "and in entering into new arrangements which replace a Terminated Transaction."

           (iii) Section 1.50 is amended to delete the reference to section "2.4" and replacing it with "2.5".

           (iv) Section 1.51 is amended by (a) adding the phrase "for delivery" immediately before the phrase "at the Delivery Point" in the second line thereof and (b) deleting the phrase "at Buyer's option" from the fifth line thereof and replacing it with the following: "absent a purchase".

           (v) Section 1.53 is amended by (a) deleting the phrase "at the Delivery Point" from the second line thereof and (b) deleting the phrase "at Seller's option" from the fifth line thereof and replacing it with the following: "absent a sale."

(2)        ARTICLE TWO shall be amended as follows:

           (i) In Section 2.3, insert "or any other means of electronic messaging for which a written record can be retrieved" after "facsimile" in the first sentence.

(3)        ARTICLE FIVE shall be amended as follows:

           (i)    In Section 5.1(e), add ", the *** or the ***" before "hereof".

           (ii) Section 5.1(g) is amended as follows: in clause (i), delete ", or becoming capable at such time of being declared,".

           (iii)  Section 5.1 shall be amended to add a new Section 5.1(i) and
                  Section 5.1(j) as follows:

                        "(i) with respect to Party B only, (A) Party's B failure to perform any covenant under Paragraph 5 or Paragraph 8(b) of the *** or Paragraph 5 of the *** and Party B has not cured such failure within thirty (30) calendar days after receiving notice from Party A and such failure either (x) has a Material Adverse Effect (as defined in the *** or (y) violates a ***, (B) prior to the Release Date, the acceleration of any *** under the *** (as defined in the ***) or any other of Party B's *** or more (excluding *** held by Party A), or (C) after the Release Date, the acceleration of any of the *** of Party B held by any Other *** Holder (as defined in the ***) or, after the Trigger Date, of any other *** of Party B of *** or more. For purposes hereof, "acceleration" means the occurrence and continuation of a default, event of default or other similar condition or event relating to such ***, as applicable, which results in such *** becoming immediately due and payable, or the failure to pay any such *** at maturity.

                        (j) either Party (i) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (ii) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment date or delivery date of a Specified Transaction; or
                              (iii) disaffirms, disclaims or repudiates any Specified Transaction."

           (iv) Section 5.2 is amended to delete the following phrase from the last two lines thereof: "under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable)" and to add the following to the end of Section 5.2:

                        "under applicable law on the Early Termination Date, then each such Transaction (individually, an "Excluded Transaction" and collectively, the "Excluded Transactions") shall be terminated as soon thereafter as reasonably practicable, and upon termination shall be deemed to be a Terminated Transaction and the Termination Payment payable in connection with all such Transactions shall be calculated in accordance with
                        Section 5.3 below). The Non-Defaulting Party (or its agent) may determine its Gains and Losses by reference to information either available to it internally or supplied by one or more third parties including, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. Third parties supplying such information may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors and other sources of market information."

           (v) In Section 5.3(a), insert the word "liquid" immediately after the phrase "any cash or other form of" in the third line thereof.

           (vi) In Section 5.3(b), insert "plus, at the option of the Non-Defaulting Party, any cash or other form of liquid security then available to the Defaulting Party or its agent pursuant to Article Eight," after the phrase "Non-Defaulting Party," in the sixth line thereof.

           (vii)  The following is added to the end of Section 5.4:

                        Notwithstanding any provision to the contrary contained in this Agreement, the Non-Defaulting Party shall not be required to pay to the Defaulting Party any amount under
                        Article 5 until the Non-Defaulting Party receives confirmation satisfactory to it in its reasonable discretion (which may include an opinion of its counsel) that all other obligations of any kind whatsoever of the Defaulting Party to make any payments to the Non-Defaulting Party under this Agreement or otherwise have been fully and finally performed.

           (viii) Option A of Section 5.6 shall be deleted in its entirety and replaced with the following provision:

                           "Option A: After calculation of a Termination Payment in accordance with Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to (i) set off against such Termination Payment any amounts payable (whether or not then due) by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

                           If any obligation is unascertained, the
                           Non-Defaulting Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the Non-Defaulting Party accounting to the other when the obligation is ascertained."

           (ix)   Section 5.7 is amended as follows:

                  (a) after "(i)" insert the following words: "to withhold any payment due to the Defaulting Party under this Agreement and/or"; and

                  (b)      insert the words "withholding or" after "any such".

           (x)    The following shall be added as a new Section 5.8:

                           "Section 5.8   Certain Regulatory Matters.

                                    (a) In the event Buyer is regulated by a
                           federal, state or local regulatory body, and such body shall disallow all or any portion of any costs incurred or yet to be incurred by Buyer under any provision of this Agreement or in respect of any Transaction, such action shall not operate to excuse Buyer from performance of any obligation hereunder nor shall such action give rise to any right of Buyer to any refund or retroactive adjustment of the price of any Transaction.

                                    (b) If, after giving effect to any
                           applicable provision or remedy specified in, or pursuant to, this Agreement, due to an event or circumstance (other than any action taken or omission by a Party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law for a Party (an "Affected Party") to perform any material obligation to make a payment or delivery in respect of such Transaction (an "Affected Transaction"), to receive a payment or take delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction (in each case, other than as a result of a breach by such Party of Section 5.8(c)), then either Party may, by notice to the other Party, terminate and liquidate all Affected Transactions in the manner contemplated by Section 5.2, which notice shall specify the basis for declaring such Early Termination Date and identify which Transactions are Affected Transactions. If the Affected Transactions constitute all Transactions then in effect under this Agreement, both Parties shall calculate their respective Gains, Losses or Costs in respect of Terminated Transactions as provided in Sections 5.2,
                           5.3 and 5.4, and endeavor in good faith to agree upon the Termination Payment payable by either Party. If the Affected Transactions constitute some but less than all of the Transactions then in effect under this Agreement, only the Party that is not the Affected Party shall calculate its Gains, Losses and Costs in respect of all Affected Transactions and notify the Affected Party of the Termination Payment, as provided in Section 5.2, 5.3 and 5.4. Only the Affected Transactions shall be terminated on the Early Termination Date under the circumstances described in preceding sentence and all other Transactions shall remain unaffected as if no Early Termination Date had been declared.

                                    (c) Each Party agrees that it will use all
                           reasonable efforts to maintain in full force and effect all consents, approvals, permits or other authorizations of any governmental or other authority (including ERCOT) that are required to be obtained by it with respect to this Agreement and will use all reasonable efforts to obtain any that may become necessary in the future."

(4)        ARTICLE SEVEN shall be amended as follows:

           (i) Section 7.1 is amended by: (a) deleting "EXCEPT AS SET FORTH HEREIN" from the first sentence thereof, (b) deleting "UNLESS EXPRESSLY HEREIN PROVIDED" from the fifth sentence thereof and substituting in lieu thereof, "NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY" and (c) adding "SET FORTH IN THIS AGREEMENT" after the phrase "INDEMNITY PROVISION" in the fifth sentence thereof.

(5)        ***

(6) The following Sections will be added as a new Section 9.3, 9.4 and 9.5, respectively:

                          "9.3   ***

                           9.4   ***

                           9.5   ***

(7)        ARTICLE TEN shall be amended as follows:

           (i)    Section 10.2(viii) is amended by adding at the end thereof:
                  "; and acknowledges that the other Party is not acting as a fiduciary for or advisor to it in respect of any Transaction."

           (ii)   Section 10.5 is amended as follows:

                  (a) in the second and third lines thereof, delete the words "may be withheld in the exercise of its sole discretion" and replace them with the following: "will not be arbitrarily withheld or delayed";

                  (b) in the fourth line thereof, delete "(and without relieving itself from liability hereunder)";

                  (c) in Clause (iii) delete "whose creditworthiness is equal or higher than that" and insert "or pursuant to any consolidation or amalgamation with, or merger with or into another entity or the reorganization, incorporation, reincorporation or reconstitution into or as another entity" after "such Party";

                  (d)   insert the following at the end of Section 10.5:

                                    "No transfer or assignment by either Party shall affect the non-transferring Party's rights and obligations or the transferring Party's obligations hereunder, including the obligation to provide and maintain Performance Assurance (including any liens) or a guaranty required to be provided under this Agreement. Notwithstanding the foregoing, Party B shall have the right to assign, with full novation and release, this Agreement without Party A's consent to any of (i) an Affiliate (provided such Affiliate assumes all of Party B's obligations under the Indenture), or (ii) an Acquiring Person or any other Person that receives substantially all of Party B's coal and gas generation assets (with such novation and release becoming effective upon the transferee providing all Party B Performance Assurance required to be provided pursuant to Section 8.1(c)). The right afforded by clause (ii) of the foregoing sentence may be exercised only once during the term of this Agreement. Party A will execute all documentation reasonably requested by Party B, such Acquiring Person or such other transferee that receives substantially all of Party B's coal and gas generation assets in accordance herewith to reflect such novation and release. An `Acquiring Person' is any Person (or any Affiliate thereof) that is owned, directly or indirectly, by one or more of Blackstone Capital Partners IV, L.P., Hellman & Friedman Capital Partners IV, L.P., KKR Millennium Fund, L.P., and TPG Partners IV, L.P."

           (iii)  In Section 10.6:

                  (a)   designate the existing text of the Section as Clause
                        (a) and delete the words "AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER" and replace them with ", EACH TRANSACTION ENTERED INTO HEREUNDER, AND ALL MATTERS ARISING IN CONNECTION WITH THIS AGREEMENT", and

                  (b)   insert the following new Clauses (b) and (c):

                                    "(b) With respect to any suit, action or
                                         proceedings relating to this Agreement
                                         ("Proceedings"), each Party
                                         irrevocably:


                                         (i)   submits to the non-exclusive
                                               jurisdiction of the courts of the
                                               State of New York and the United
                                               States District Court located in
                                               the Borough of Manhattan in New
                                               York City; and

                                         (ii)  waives any objection which it
                                               may have at any time to the
                                               laying of venue of any
                                               Proceedings brought in any such
                                               court, waives any claim that such
                                               Proceedings have been brought in
                                               an inconvenient forum and further
                                               waives the right to object, with
                                               respect to such Proceedings, that
                                               such court does not have any
                                               jurisdiction over such party.

                                         Nothing in this Agreement precludes
                                         either Party from bringing Proceedings
                                         in any other jurisdiction in order to
                                         enforce any judgment obtained in any
                                         Proceedings referred to in the
                                         preceding sentence, nor will the
                                         bringing of such enforcement
                                         Proceedings in any one or more
                                         jurisdictions preclude the bringing of
                                         enforcement Proceedings in any other
                                         jurisdiction.

                                    (c)  Each Party hereby irrevocably waives
                                         any and all right to trial by jury in
                                         any Proceeding.";

           (iv) The third and fourth sentences of Section 10.7 are replaced with the following:

                           "Notices shall be effective upon receipt by the Party to which it was addressed, which in the case of a facsimile shall be deemed to occur by the close of business on the Business Day on which the same is transmitted (or if not transmitted on a Business Day, then the next Business Day) or such earlier time as is confirmed by the receiving Party."

           (v) Section 10.11 shall be deleted in its entirety and replaced with the following:

                                    "10.11 Confidentiality. If the Parties have
                           elected on the Cover Sheet to make this Section 10.11 applicable to this Agreement, neither Party shall disclose the terms or conditions of a Transaction under this Agreement, during the term of such Transaction, to a third party (other than the Party's and the Party's Affiliates' employees, rating agencies, lenders, potential investors or buyers, counsel, accountants or advisors who have agreed to keep such terms confidential) except (i) in order to comply with any applicable law (including the rules and regulations of the Securities and Exchange Commission), regulation, or any exchange, control area or independent system operator rule or in connection with any court, regulatory or self-regulatory proceeding or request, (ii) to the extent such information is delivered to such third party for the sole purpose of calculating a published index or other published price source, (iii) to an Acquiring Person, such Acquiring Person's Affiliates, and their respective employees, lenders, counsel, accountants or advisors who have agreed, in each case, to keep such terms confidential, and (iv) as may be required to be disclosed to the PUC or in any proceedings of such commission or of any other governmental or regulatory agency having jurisdiction over any Party or such Party's Affiliates. Each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure, provided, however, that such reasonable efforts do not cause a Party to be in violation of any law, regulation, subpoena, order or request. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation."

           (vi) The following Sections will be added as a new Section 10.12, 10.13, 10.14, 10.15, 10.16 and 10.17 respectively:

                                    "10.12 Scope of Agreement. Notwithstanding
                           anything contained in this Agreement to the contrary, any transaction for the purchase and sale of electric capacity, energy or other products related thereto which has been or will be entered into between Party A and Party B shall constitute a "Transaction" which is subject to, governed by, and construed in accordance with the terms of this Agreement.

                                    10.13  Binding Rates and Terms.

                                    (a) Each Party irrevocably waives its
                           rights, including its rights under Sections 205-206 of the Federal Power Act, unilaterally to seek or support a change in the rate(s), charges, classifications, terms or conditions of this Agreement or any other agreements entered into in connection with this Agreement or any Transaction thereunder, including any credit, security, margin, guaranty or similar agreement (collectively with this Agreement, the "Covered Agreements"). By this provision, each Party expressly waives its right to seek or support: (i) an order from FERC finding that the market-based rate(s), charges, classifications, terms or conditions agreed to by the Parties in the Covered Agreements are unjust and unreasonable; or
                           (ii) any refund with respect thereto. Each Party agrees not to make or support such a filing or request, and that these covenants and waivers shall be binding notwithstanding any regulatory or market changes that may occur hereafter.

                                    (b)  Absent the agreement of all parties to
                           the proposed change, the standard of review for changes to any section of any Covered Agreement proposed by a Party (to the extent that any waiver in Section 10.13(a) above is unenforceable or ineffective as to such Party), a non-Party or FERC acting sua sponte, shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra"
                           doctrine).

                                    (c) The Parties agree that, if and to the
                           extent that FERC adopts a final Mobile-Sierra policy statement in Docket No. PL02-7-000 ("Policy Statement") or issues a final rule ("Final Rule") that requires that, in order to exclude application of the just and reasonable standard under the Mobile-Sierra doctrine, the Parties must agree to language which varies from that set forth in Section 10.13(a) or (b) above, then, without further action of either Party (unless the Parties mutually agree otherwise), such Section(s) shall be deemed amended to incorporate the specific language in the Policy Statement or the Final Rule (as applicable) that requires the public interest standard of review.

                                    (d) The foregoing is not intended to subject
                           this Agreement or either Party to the jurisdiction of FERC.

                                    10.14   ***

                                    10.15 ERCOT Protocols. The Parties shall
                           comply with the ERCOT Protocols and shall reasonably cooperate with each other in their efforts to comply with the ERCOT Protocols; provided, however, this
                           Section 10.15 is not intended to impose liability on either Party for the failure to do so.

                                    10.16 Modifications to Indenture. If at any
                           time prior to the Release Date, Party B seeks to modify the terms of the Indenture pursuant to Section 1302 of the Indenture, Party B shall use commercially reasonable efforts to obtain the necessary consents to modify the Indenture to provide that any bondholder may elect, in its sole discretion, not to have the benefit of or any interest in or enforcement rights with respect to collateral which consists of a nuclear facility."

                                    10.17 Genco LP Division. (a) Upon the
                           transfer of the Agreement by operation of law pursuant to the Genco LP Division to Genco II LP (as defined in the Transaction Agreement), the successor to substantially all of the coal and gas assets of Party B ("Successor"), under the Transaction Agreement, (a) the Successor shall, subject to clauses (b) and (c) below, be fully novated into Party B's rights and obligations under this Agreement and (b) Texas Genco, LP shall be automatically and fully released herefrom (to the extent it would otherwise be bound) upon consummation of such transaction. The Parties also agree that the Genco LP Division shall not constitute an Event of Default hereunder.

                                    (b) On the effectiveness of any novation
                           under this Section 10.17 or Section 10.5 (the "Novation Date") and with respect to the agreement to be novated (as in effect prior to the Novation Date, the "Old Agreement"), Party A and Party B (as the party transferring the agreement by novation, "Transferor Party B"), are each released and discharged from further obligations to each other with respect to the Old Agreement and their respective rights against each other thereunder are cancelled.

                                    (c) From and after the Novation Date and
                           with respect to the novated agreement (as in effect from and after the Novation Date, the "New Agreement"), Party A and Party B (as the party receiving the agreement by novation, "Transferee Party B"), shall each undertake liabilities and obligations towards the other and acquire rights against the other identical in their terms to the Old Agreement (and, for the avoidance of doubt, as if Transferee Party B were Transferor Party B and with Party A remaining as Party A).

(8) ADDITIONAL PROVISIONS. The following provisions shall be added to Schedule P: Products and Related Definitions:


           (i) Other Products and Service Levels. If the Parties agree to a service level defined by a different agreement (i.e., the WSPP agreement, the ERCOT agreement, etc.) for a particular Transaction, then, unless the Parties expressly state and agree that all the terms and conditions of such other agreement will apply, such reference to a service level/product defined by such other agreement means that the service level for that Transaction is subject to the applicable regional reliability requirements and guidelines as well as the excuses for performance, Force Majeure, Uncontrollable Forces, or other such excuses applicable to performance under such other agreement, to the extent inconsistent with the terms of this Agreement, but all other terms and conditions of this Agreement remain applicable including, without limitation, Section 2.2.

           (ii) Index Transactions. The terms and provisions of this Section shall be applicable only to transactions which stipulate prices that must be determined by reference to a published index or other publicly available price reference:

                  (a) Market Disruption. If a Market Disruption Event has occurred and is continuing during the Determination Period, the Floating Price for the affected Trading Day shall be determined pursuant to the index specified in the Transaction for the first Trading Day thereafter on which no Market Disruption Event exists; provided, however, if the Floating Price is not so determined within three (3) Business Days after the first Trading Day on which the Market Disruption Event occurred or existed, then the Parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price), and if the Parties have not so agreed on or before the twelfth (12th) Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined with each party obtaining in good faith a quote from a leading dealer in the relevant market and averaging the two quotes.

                        "Determination Period" means each calendar month during the term of the relevant Transaction, provided that if the term of the Transaction is less than one calendar month the Determination Period shall be the term of the Transaction.

                        "Floating Price" means the price specified in the Transaction as being based upon a specified index or other publicly available price reference ("index").

                        "Market Disruption Event" means, with respect to an index, any of the following events: (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant options contract or commodity on the exchange or market acting as the index; (c) the temporary (for a period in excess of three (3) business days) or permanent discontinuance or unavailability of the index; (d) the temporary (for a period in excess of three (3) business days) or permanent closing of any exchange acting as the index; or (e) a material change in the formula for or the method of determining the Floating Price.

                        "Trading Day" means a day in respect of which the relevant price source published the relevant price.

                  (b) Corrections to Published Prices. For purposes of determining the relevant prices for any day, if the price published or announced on a given day and used or to be used to determine a relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement, either Party may notify the other Party of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction. If a Party gives notice that an amount is so payable, the Party that originally either received or retained such amount will, not later than three (3) Business Days after the effectiveness of that notice, pay, subject to any applicable conditions precedent, to the other Party that amount, together with interest at the Interest Rate for the period from and including the day on which payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction.

                  (c) Calculation of Floating Price. For the purposes of the calculation of a Floating Price, all numbers shall be rounded to three (3) decimal places. If the four the
                        (4th) decimal number is five (5) or greater, then the third (3rd) decimal number shall be increased by one
                        (1), and if the four the (4th) decimal number is less than five (5), then the third (3rd) decimal number shall remain unchanged.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.


          J. ARON & COMPANY                         TEXAS GENCO, LP

                                          By: TEXAS GENCO GP, LLC, its general
                                          partner



By: /s/ Peter O'Hagen                     By: /s/ David G. Tees
    ------------------------------            ---------------------------------
Name:  Peter O'Hagen                      Name:  David G. Tees
Title: Managing Director                  Title: President
Date:  July 21, 2004                      Date:  July 21, 2004

                                           Schedule A-1 to Master Power Purchase
                                                  and Sale Agreement Cover Sheet





                    PUC-MANDATED BASELOAD CAPACITY AUCTIONS*


ESTIMATED VOLUMES (M/W) TO BE OFFERED IN PUC BASELOAD CAPACITY AUCTIONS

                                   SEP-04    OCT-04   NOV-04    DEC-04   JAN-05   FEB-05    MAR-05    APR-05    MAY-05
7/12/2004 AUCTION
  Houston Zone -- Parish              125       125      100       125        -        -         -         -         -
  North Zone -- Limestone              75        75       75        75        -        -         -         -         -
  South Zone -- STP                    50        50       50        50        -        -         -         -         -
                                   -----------------------------------------------------------------------------------
                           TOTAL      250       250      225       250        -        -         -         -         -

9/10/2004 AUCTION
  Houston Zone -- Parish                -         -        -         -      200      275       275       275       275
  North Zone -- Limestone               -         -        -         -      175      175       175       100       175
  South Zone -- STP                     -         -        -         -      125      125        75       125       125
                                   -----------------------------------------------------------------------------------
                           TOTAL        -         -        -         -      500      575       525       500       575
11/10/2004 AUCTION
  Houston Zone -- Parish                -         -        -         -      100      125       125       125         -
  North Zone -- Limestone               -         -        -         -       75       75        75        50         -
  South Zone -- STP                     -         -        -         -       50       50        25        50         -
                                   -----------------------------------------------------------------------------------
                           TOTAL        -         -        -         -      225      250       225       225         -






ESTIMATED VOLUMES (M/W) TO BE OFFERED IN PUC BASELOAD CAPACITY AUCTIONS

                                   JUN-05   JUL-05    AUG-05   SEP-05   OCT-05    NOV-05   DEC-05
7/12/2004 AUCTION
  Houston Zone -- Parish                -        -         -        -        -         -        -
  North Zone -- Limestone               -        -         -        -        -         -        -
  South Zone -- STP                     -        -         -        -        -         -        -
                                   --------------------------------------------------------------
                           TOTAL        -        -         -        -        -         -        -

9/10/2004 AUCTION
  Houston Zone -- Parish              275      275       275      275      275       200      275
  North Zone -- Limestone             175      175       175      175      175       175      175
  South Zone -- STP                   125      125       125      125       75       125      125
                                   --------------------------------------------------------------
                           TOTAL      575      575       575      575      525       500      575
11/10/2004 AUCTION
  Houston Zone -- Parish                -        -         -        -        -         -        -
  North Zone -- Limestone               -        -         -        -        -         -        -
  South Zone -- STP                     -        -         -        -        -         -        -
                                   --------------------------------------------------------------
                           TOTAL        -        -         -        -        -         -        -






* Actual dates and volumes shall be substantially similar to those set forth above, subject to PUC requirements and facility availability, but not to exceed the minimum amount under PUC requirements.

                                           Schedule A-2 to Master Power Purchase
                                                  and Sale Agreement Cover Sheet




                      PUC-MANDATED GAS CAPACITY AUCTIONS*

ESTIMATED VOLUMES (M/W) TO BE OFFERED IN PUC BASELOAD CAPACITY AUCTIONS

                       SEP-04    OCT-04   NOV-04    DEC-04   JAN-05   FEB-05    MAR-05    APR-05    MAY-05
7/12/2004 AUCTION
  Intermediate            125       125      125       125        -        -         -         -         -
  Cyclic                  200       200      200       200        -        -         -         -         -
  Peaking                  50        50       50        50        -        -         -         -         -
                       -----------------------------------------------------------------------------------
               TOTAL      375       375      375       375        -        -         -         -         -

9/10/2004 AUCTION
  Intermediate              -         -        -         -      300      300       300       300       300
  Cyclic                    -         -        -         -      450      450       450       450       450
  Peaking                   -         -        -         -      125      125       125       125       125
                       -----------------------------------------------------------------------------------
               TOTAL        -         -        -         -      875      875       875       875       875
11/10/2004 AUCTION
  Intermediate              -         -        -         -      125      125       125       125         -
  Cyclic                    -         -        -         -      200      200       200       200         -
  Peaking                   -         -        -         -       50       50        50        50         -
                       -----------------------------------------------------------------------------------
               TOTAL        -         -        -         -      375      375       375       375         -





                         JUN-05   JUL-05    AUG-05   SEP-05   OCT-05    NOV-05   DEC-05
7/12/2004 AUCTION
  Intermediate                -        -         -        -        -         -        -
  Cyclic                      -        -         -        -        -         -        -
  Peaking                     -        -         -        -        -         -        -
                         --------------------------------------------------------------
               TOTAL          -        -         -        -        -         -        -

9/10/2004 AUCTION
  Intermediate              300      300       300      300      300       300      300
  Cyclic                    450      450       450      450      450       450      450
  Peaking                   125      125       125      125      125       125      125
                         --------------------------------------------------------------
               TOTAL        875      875       875      875      875       875      875
11/10/2004 AUCTION
  Intermediate                -        -         -        -        -         -        -
  Cyclic                      -        -         -        -        -         -        -
  Peaking                     -        -         -        -        -         -        -
                         --------------------------------------------------------------
               TOTAL          -        -         -        -        -         -        -




* Actual dates and volumes shall be substantially similar to those set forth above, subject to PUC requirements and facility availability, but not to exceed the minimum amount under PUC requirements.

                                           Schedule A-3 to Master Power Purchase
                                                  and Sale Agreement Cover Sheet



            VOLUMES (MW) TO BE OFFERED IN BASELOAD CAPACITY AUCTIONS



AUCTION TO OCCUR NOT BEFORE AUGUST 1, 2004
PRODUCT                                            SEP-04
Baseload Firm:  ERCOT Houston Zone                     25

Baseload Firm:  ERCOT North Zone                       25

Baseload Non-Firm                                     550

Baseload South:  5 MW Blocks                           10





AUCTION TO OCCUR NOT BEFORE AUGUST 9, 2004
PRODUCT                                            OCT-04      NOV-04     DEC-04
Baseload Firm:  ERCOT Houston Zone                     25          25        250

Baseload Firm:  ERCOT North Zone                       25          25        300

Cyclic Gas Capacity                                    75           -          -

Baseload Non-Firm                                     350         325        375

Baseload South:  5 MW Blocks                           10          10         10

                                             Schedule B to Master Power Purchase
                                                  and Sale Agreement Cover Sheet

                            FORM OF LETTER OF CREDIT

WE HEREBY ESTABLISH OUR IRREVOCABLE STAND-BY LETTER OF CREDIT NO.
                                                                 --------------

IN FAVOR OF:
[BENEFICIARY]
[ADDRESS]
[ADDRESS]
Attn  :  [               ]
          ---------------
Telex :  [               ]
          ---------------

BY ORDER AND FOR THE ACCOUNT OF:
(insert full style and address)

FOR AN AMOUNT OF:
US DOLLARS
           -------------------------
(UNITED STATES DOLLARS                                   )
                       ----------------------------------

AVAILABLE FOR PAYMENT AT SIGHT UPON PRESENTATION AT OUR COUNTERS IN (insert city and country where documents are to be presented) OF THE FOLLOWING DOCUMENT:

STATEMENT SIGNED BY A PURPORTEDLY AUTHORIZED REPRESENTATIVE OF [BENEFICIARY] CERTIFYING THAT (insert your company name) HAS NOT PERFORMED IN ACCORDANCE WITH
THE TERMS OF THE MASTER POWER PURCHASE & SALE AGREEMENT, DATED AS OF JULY    ,
                                                                          ---
2004, BETWEEN [BENEFICIARY] AND (insert your company name), AND THE AMOUNT BEING
DRAWN OF USD              DOES NOT EXCEED THAT AMOUNT WHICH [BENEFICIARY] IS
            -------------
ENTITLED TO DRAW PURSUANT TO THE TERMS AND CONDITIONS OF SUCH AGREEMENT.
SPECIAL CONDITIONS:

1.  PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

2. ALL CHARGES RELATED TO THIS LETTER OF CREDIT ARE FOR THE ACCOUNT PARTY'S ACCOUNT.

3. DOCUMENTS MUST BE PRESENTED NOT LATER THAN (insert expiry date) OR IN THE EVENT OF FORCE MAJEURE INTERRUPTING OUR BUSINESS, WITHIN THIRTY (30) DAYS AFTER RESUMPTION OF OUR BUSINESS, WHICHEVER IS LATER.

UPON RECEIPT OF DOCUMENTS ISSUED IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WE HEREBY IRREVOCABLY UNDERTAKE TO COVER YOU AS PER YOUR INSTRUCTIONS WITH VALUE ONE BANK WORKING DAY.

THIS STANDBY CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 1993 REVISION), I.C.C. PUBLICATION 500.

                          GENERAL TERMS AND CONDITIONS

                        ARTICLE ONE: GENERAL DEFINITIONS

         1.1 "Affiliate" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

         1.2 "Agreement" has the meaning set forth in the Cover Sheet.

         1.3 "Bankrupt" means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced),
(iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

         1.4 "Business Day" means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

         1.5 "Buyer" means the Party to a Transaction that is obligated to purchase and receive, or cause to be received, the Product, as specified in the Transaction.

         1.6 "Call Option" means an Option entitling, but not obligating, the Option Buyer to purchase and receive the Product from the Option Seller at a price equal to the Strike Price for the Delivery Period for which the Option may be exercised, all as specified in the Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to sell and deliver the Product for the Delivery Period for which the Option has been exercised.

         1.7 "Claiming Party" has the meaning set forth in Section 3.3.

         1.8 "Claims" means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

         1.9 "Confirmation" has the meaning set forth in Section 2.3.

         1.10 "Contract Price" means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of the Product, as specified in the Transaction.

         1.11 "Costs" means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction.

         1.12 "Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody's or any other rating agency agreed by the Parties as set forth in the Cover Sheet.

         1.13 "Cross Default Amount" means the cross default amount, if any, set forth in the Cover Sheet for a Party.

         1.14 "Defaulting Party" has the meaning set forth in Section 5.1.

         1.15 "Delivery Period" means the period of delivery for a Transaction, as specified in the Transaction.

         1.16 "Delivery Point" means the point at which the Product will be delivered and received, as specified in the Transaction.

         1.17 "Downgrade Event" has the meaning set forth on the Cover Sheet.

         1.18 "Early Termination Date" has the meaning set forth in Section 5.2.

         1.19 "Effective Date" has the meaning set forth on the Cover Sheet.

         1.20 "Equitable Defenses" means any bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

         1.21 "Event of Default" has the meaning set forth in Section 5.1.

         1.22 "FERC" means the Federal Energy Regulatory Commission or any successor government agency.

         1.23 "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer's markets; (ii) Buyer's inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller's supply; or (IV) Seller's ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission

Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff, provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred. The applicability of Force Majeure to the Transaction is governed by the terms of the Products and Related Definitions contained in Schedule P.

         1.24 "Gains" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction, determined in a commercially reasonable manner.

         1.25 "Guarantor" means, with respect to a Party, the guarantor, if any, specified for such Party on the Cover Sheet.

         1.26 "Interest Rate" means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by applicable law.

         1.27 "Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least AA from S&P or A3 from Moody's, in a form acceptable to the Party in whose favor the letter of credit is issued. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

         1.28 "Losses" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of a Terminated Transaction, determined in a commercially reasonable manner.

         1.29 "Master Agreement" has the meaning set forth on the Cover Sheet.

         1.30 "Moody's" means Moody's Investor Services, Inc. or its successor.

         1.31 "NERC Business Day" means any day except a Saturday, Sunday or a holiday as defined by the North American Electric Reliability Council or any successor organization thereto. A NERC Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

         1.32 "Non-Defaulting Party" has the meaning set forth in Section 5.2.

         1.33 "Offsetting Transactions" mean any two or more outstanding Transactions, having the same or overlapping Delivery Period(s), Delivery Point and payment date, where under one or more of such Transactions, one Party is the Seller, and under the other such Transaction(s), the same Party is the Buyer.

         1.34 "Option" means the right but not the obligation to purchase or sell a Product as specified in a Transaction.

         1.35 "Option Buyer" means the Party specified in a Transaction as the purchaser of an option, as defined in Schedule P.

         1.36 "Option Seller" means the Party specified in a Transaction as the seller of an option , as defined in Schedule P.

         1.37 "Party A Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party A.

         1.38 "Party B Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party B.

         1.39 "Party A Independent Amount" means the amount , if any, set forth in the Cover Sheet for Party A.

         1.40 "Party B Independent Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

         1.41 "Party A Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

         1.42 "Party B Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

         1.43 "Party A Tariff" means the tariff, if any, specified in the Cover Sheet for Party A.

         1.44 "Party B Tariff' means the tariff, if any, specified in the Cover Sheet for Party B.

         1.45 "Performance Assurance" means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to the Requesting Party.

         1.46 "Potential Event of Default" means an event which, with notice or passage of time or both, would constitute an Event of Default.

         1.47 "Product" means electric capacity, energy or other product(s) related thereto as specified in a Transaction by reference to a Product listed in Schedule P hereto or as otherwise specified by the Parties in the Transaction.

         1.48 "Put Option" means an Option entitling, but not obligating, the Option Buyer to sell and deliver the Product to the Option Seller at a price equal to the Strike Price for the Delivery Period for which the option may be exercised, all as specified in a Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to purchase and receive the Product.

         1.49 "Quantity" means that quantity of the Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller as specified in the Transaction.

         1.50 "Recording" has the meaning set forth in Section 2.4.

         1.51 "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases at the Delivery Point a replacement for any Product specified in a Transaction but not delivered by Seller, plus (i) costs reasonably incurred by Buyer in purchasing such substitute Product and
(ii) additional transmission charges, if any, reasonably incurred by Buyer to the Delivery Point, or at Buyer's option, the market price at the Delivery Point for such Product not delivered as determined by Buyer in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Buyer be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize Seller's liability. For the purposes of this definition, Buyer shall be considered to have purchased replacement Product to the extent Buyer shall have entered into one or more arrangements in a commercially reasonable manner whereby Buyer repurchases its obligation to sell and deliver the Product to another party at the Delivery Point.

         1.52 "S&P" means the Standard & Poor's Rating Group (a division of McGraw Hill, Inc.) or its successor.

         1.53 "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells at the Delivery Point any Product not received by Buyer, deducting from such proceeds any (1) costs reasonably incurred by Seller in reselling such Product and (ii) additional transmission charges, if any, reasonably incurred by Seller in delivering such Product to the third party purchasers, or at Seller's option, the market price at the Delivery Point for such Product not received as determined by Seller in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Seller be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize Buyer's liability. For purposes of this definition, Seller shall be considered to have resold such Product to the extent Seller shall have entered into one or more arrangements in a commercially reasonable manner whereby Seller repurchases its obligation to purchase and receive the Product from another party at the Delivery Point.

         1.54 "Schedule" or "Scheduling" means the actions of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Product to be delivered on any given day or days during the Delivery Period at a specified Delivery Point.

         1.55 "Seller" means the Party to a Transaction that is obligated to sell and deliver, or cause to be delivered, the Product, as specified in the Transaction.

         1.56 "Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such party incurs as a result of the liquidation of a Terminated Transaction pursuant to Section 5.2.

         1.57 "Strike Price" means the price to be paid for the purchase of the Product pursuant to an Option.

         1.58 "Terminated Transaction" has the meaning set forth in Section 5.2.

         1.59 "Termination Payment" has the meaning set forth in Section 5.3.

         1.60 "Transaction" means a particular transaction agreed to by the Parties relating to the sale and purchase of a Product pursuant to this Master Agreement.

         1.61 "Transmission Provider" means any entity or entities transmitting or transporting the Product on behalf of Seller or Buyer to or from the Delivery Point in a particular Transaction.

                  ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS

         2.1 Transactions. A Transaction shall be entered into upon agreement of the Parties orally or, if expressly required by either Party with respect to a particular Transaction, in writing, including an electronic means of communication. Each Party agrees not to contest, or assert any defense to, the validity or enforceability of the Transaction entered into in accordance with this Master Agreement (i) based on any law requiring agreements to be in writing or to be signed by the parties, or (ii) based on any lack of authority of the Party or any lack of authority of any employee of the Party to enter into a Transaction.

         2.2 Governing Terms. Unless otherwise specifically agreed, each Transaction between the Parties shall be governed by this Master Agreement. This Master Agreement (including all exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, and the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmations accepted in accordance with Section 2.3) shall form a single integrated agreement between the Parties. Any inconsistency between any terms of this Master Agreement and any terms of the Transaction shall be resolved in favor of the terms of such Transaction.

         2.3 Confirmation. Seller may confirm a Transaction by forwarding to Buyer by facsimile within three (3) Business Days after the Transaction is entered into a confirmation ("Confirmation') substantially in the form of Exhibit A. If Buyer objects to any term(s) of such Confirmation, Buyer shall notify Seller in writing of such objections within two (2) Business Days of Buyer's receipt thereof, failing which Buyer shall be deemed to have accepted the terms as sent. If Seller fails to send a Confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation substantially in the form of Exhibit A, may be forwarded by Buyer to Seller. If Seller objects to any term(s) of such Confirmation, Seller shall notify Buyer of such objections within two (2) Business Days of Seller's receipt thereof, failing which Seller shall be deemed to have accepted the terms as sent. If Seller and Buyer each send a Confirmation and neither Party objects to the other Party's Confirmation within two (2) Business Days of receipt, Seller's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless (i) Seller's Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Buyer's Confirmation was sent prior to Seller's Confirmation, in which case Buyer's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

         2.4 Additional Confirmation Terms. If the Parties have elected on the Cover Sheet to make this Section 2.4 applicable to this Master Agreement, when a Confirmation contains provisions, other than those provisions relating to the commercial terms of the Transaction (e.g., price or special transmission conditions), which modify or supplement the general terms and conditions of this Master Agreement (e.g., arbitration provisions or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to
Section 2.3 unless agreed to either orally or in writing by the Parties; provided that the foregoing shall not invalidate any Transaction agreed to by the Parties.

         2.5 Recording. Unless a Party expressly objects to a Recording (defined below) at the beginning of a telephone conversation, each Party consents to the creation of a tape or electronic recording ("Recording") of all telephone conversations between the Parties to this Master Agreement, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement. Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees. The Recording, and the terms and conditions described therein, if admissible, shall be the controlling evidence for the Parties' agreement with respect to a particular Transaction in the event a Confirmation is not fully executed (or deemed accepted) by both Parties. Upon full execution (or deemed acceptance) of a Confirmation, such Confirmation shall control in the event of any conflict with the terms of a Recording, or in the event of any conflict with the terms of this Master Agreement.

                    ARTICLE THREE: OBLIGATIONS AND DELIVERIES

         3. 1 Seller's and Buyer's Obligations. With respect to each Transaction, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Quantity of the Product at the Delivery Point, and Buyer shall pay Seller the Contract Price; provided, however, with respect to Options, the obligations set forth in the preceding sentence shall only anise if the Option Buyer exercises its Option in accordance with its terms. Seller shall be responsible for any costs or charges imposed on or associated with the Product or its delivery of the Product up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Product or its receipt at and from the Delivery Point.

         3.2 Transmission and Scheduling. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers, as specified by the Parties in the Transaction, or in the absence thereof, in accordance with the practice of the Transmission Providers, to deliver the Product to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Product at the Delivery Point.

         3.3 Force Majeure. To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under the Transaction and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Product specify otherwise, the Claiming Party shall be excused from the performance of its obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

              ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE

         4.1 Seller Failure. If Seller falls to schedule and/or deliver all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by Buyer's failure to perform, then Seller shall pay Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

         4.2 Buyer Failure. If Buyer fails to schedule and/or receive all or part of the Product pursuant to a Transaction and such failure is not excused under the terms of the Product or by Seller's failure to perform, then Buyer shall pay Seller, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

                    ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES

         5.1 Events of Default. An "Event of Default" shall mean, with respect to a Party (a "Defaulting Party"), the occurrence of any of the following:

                  (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three (3) Business Days after written notice;

                  (b) any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

                  (c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default, and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four) if such failure is not remedied within three (3) Business Days after written notice;

                  (d)      such Party becomes Bankrupt;

                  (e) the failure of such Party to satisfy the creditworthiness/collateral requirements agreed to pursuant to Article Eight hereof;

                  (f) such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

                  (g) if the applicable cross default section in the Cover Sheet is indicated for such Party, the occurrence and continuation of (i) a default, event of default or other similar condition or event in respect of such Party or any other party specified in the Cover Sheet for such Party under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet), which results in such indebtedness becoming, or becoming capable at such time of being declared, immediately due and payable or (ii) a default by such Party or any other party specified in the Cover Sheet for such Party in making on the due date therefor one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet);

                  (h)      with respect to such Party's Guarantor if any:

                           (i) if any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

                           (ii) the failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice;

                           (iii)    a Guarantor becomes Bankrupt;

                           (iv) the failure of a Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under each Transaction to which such guaranty shall relate without the written consent of the other Party; or

                           (v) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

         5.2 Declaration of an Early Termination Date and Calculation of Settlement Amounts. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the "Non-Defaulting Party") shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate all, but not less than all, Transactions (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable).

         5.3 Net Out of Settlement Amounts. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single amount by: netting out (a) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article Eight, plus any or all other amounts due to the Defaulting Party under this Agreement against (b) all Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party under this Agreement, so that all such amounts shall be netted out to a single liquidated amount (the "Termination Payment) payable by one Party to the other. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

         5.4 Notice of Payment of Termination Payment. As soon as practicable after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within two (2) Business Days after such notice is effective.

         5.5 Disputes With Respect to Termination Payment. If the Defaulting Party disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that if the Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer Performance Assurance to the Non-Defaulting Party in an amount equal to the Termination Payment.

         5.6 Closeout Setoffs.

         Option A: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(1) set off against such Termination Payment any amounts due and owing by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other night to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

         Option B: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(1) set off against such Termination Payment any amounts due and owing by the Defaulting Party or any of its Affiliates to the Non-Defaulting Party or any of its Affiliates under any other agreements, instruments or undertakings between the Defaulting Party or any of its Affiliates and the Non-Defaulting Party or any of its Affiliates and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

         Option C: Neither Option A nor B shall apply.

         5.7 Suspension of Performance. Notwithstanding any other provision of this Master Agreement, if (a) an Event of Default or (b) a Potential Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (1) to suspend performance under any or all Transactions; provided, however, in no event shall any such suspension continue for longer than ten (10) NERC Business Days with respect to any single Transaction unless an early Termination Date shall have been declared and notice thereof pursuant to Section 5.2 given, and (10 to the extent an Event of Default shall have occurred and be continuing to exercise any remedy available at law or in equity.

                        ARTICLE SIX: PAYMENT AND NETTING

         6.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in a Transaction, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments and, if "Accelerated Payment of Damages" is specified by the Parties in the Cover Sheet, payments pursuant to Section 4.1 or 4.2 and Option premium payments pursuant to
Section 6.7). As soon as practicable after the end of each month, each Party will render to the other Party an invoice for the payment obligations, if any, incurred hereunder during the preceding month.

         6.2 Timeliness of Payment. Unless otherwise agreed by the Parties in a Transaction, all invoices under this Master Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of the twentieth (20th) day of each month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

         6.3 Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 6.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance of a Transaction occurred, the night to payment for such performance is waived.

         6.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to all Transactions through netting, `in which case all amounts owed by each Party to the other Party for the purchase and sale of Products during the monthly billing period under this Master Agreement, including any related damages calculated pursuant to Article Four (unless one of the Parties elects to accelerate payment of such amounts as permitted by Article
Four), interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

         6.5 Payment Obligation Absent Netting. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, including, but not limited to, any related damage amounts calculated pursuant to Article Four interest, and payments or credits, that Party shall pay such sum in full when due.

         6.6 Security. Unless the Party benefiting from Performance Assurance or a guaranty notifies the other Party in writing, and except in connection with a liquidation and termination in accordance with Article Five, all amounts netted pursuant to this Article Six shall not take into account or include any Performance Assurance or guaranty which may be in effect to secure a Party's performance under this Agreement.

         6.7 Paying for Options. The premium amount for the purchase of an Option shall be paid within two (2) Business Days of receipt of an invoice from the Option Seller. Upon exercise of an Option, payment for the Product underlying such Option shall be due in accordance with Section 6.1.

         6.8 Transaction Netting. If the Parties enter into one or more Transactions, which in conjunction with one or more other outstanding Transactions, constitute Offsetting Transactions, then all such Offsetting Transactions may by agreement of the Parties, be netted into a single Transaction under which:

                  (a) the Party obligated to deliver the greater amount of Energy will deliver the difference between the total amount it is obligated to deliver and the total amount to be delivered to it under the Offsetting Transactions, and

                  (b) the Party owing the greater aggregate payment will pay the net difference owed between the Parties.

Each single Transaction resulting under this Section shall be deemed part of the single, indivisible contractual arrangement between the parties, and once such resulting Transaction occurs, outstanding obligations under the Offsetting Transactions which are satisfied by such offset shall terminate.

                           ARTICLE SEVEN: LIMITATIONS

         7.1 Limitation of Remedies, Liability and Damage. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER ` OR DAMAGES AT LAW OR IN EQUITY ARE
WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES

AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

                ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS

         8.1 Party A Credit Protection. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section
8. 1 (a) is specified on the Cover Sheet, Section 8.1(a) Option C shall apply exclusively. If none of Sections 8.1(b), 8.1(c) or 8.1(d) are specified on the Cover Sheet, Section 8. 1 (b) shall apply exclusively.

                  (a) Financial Information. Option A: If requested by Party A, Party B shall deliver (1) within 120 days following the end of each fiscal year, a copy of Party B's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of Party B's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as Party B diligently pursues the preparation, certification and delivery of the statements.

         Option B: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

         Option C: Party A may request from Party B the information specified in the Cover Sheet.

                  (b) Credit Assurances. If Party A has reasonable grounds to believe that Party B's creditworthiness or performance under this Agreement has become unsatisfactory, Party A will provide Party B with written notice requesting Performance Assurance in an amount determined by Party A in a commercially reasonable manner. Upon receipt of such notice Party

B shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party A. In the event that Party B fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

                  (c) Collateral Threshold. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party A plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold, then Party A, on any Business Day, may request that Party B provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold (rounding upwards for any fractional amount to the next Party B Rounding Amount) ("Party B Performance Assurance"), less any Party B Performance Assurance already posted with Party A. Such Party B Performance Assurance shall be delivered to Party A within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party B, at its sole cost, may request that such Party B Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party B's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party B Rounding Amount). In the event that Party B fails to provide Party B Performance Assurance pursuant to the terms of this Article Eight within three
(3) Business Days. then an Event of Default under Article Five shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

         For purposes of this Section 8.1(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party A as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party B to Party A, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

                  (d) Downgrade Event. If at any time there shall occur a Downgrade Event in respect of Party B, then Party A may require Party B to provide Performance Assurance in an amount determined by Party A in a commercially reasonable manner. In the event Party B shall fall to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party A will be entitled to the remedies set forth `in Article Five of this Master Agreement.

                  (e) If specified on the Cover Sheet, Party B shall deliver to Party A, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party A.

         8.2 Party B Credit Protection. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section 8.2(a) is specified on the Cover Sheet,

Section 8.2(a) Option C shall apply exclusively. If none of Sections 8.2(b), 8.2(c) or 8.2(d) are specified on the Cover Sheet, Section 8.2(b) shall apply exclusively.

                  (a) Financial Information. Option A: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party A's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

         Option B: If requested by Party B, Party A shall deliver (1) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

         Option C: Party B may request from Party A the information specified in the Cover Sheet.

                  (b) Credit Assurances. If Party B has reasonable grounds to believe that Party A's creditworthiness or performance under this Agreement has become unsatisfactory, Party B will provide Party A with written notice requesting Performance Assurance in an amount determined by Party B in a commercially reasonable manner. Upon receipt of such notice Party A shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party B. In the event that Party A fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

                  (c) Collateral Threshold. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party B plus Party A's Independent Amount, if any, exceeds the Party A Collateral Threshold, then Party B, on any Business Day, may request that Party A provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party A's Independent Amount, if any, exceeds the Party A Collateral Threshold (rounding upwards for any fractional amount to the next Party A Rounding Amount) ("Party A Performance Assurance"), less any Party A Performance Assurance already posted with Party B. Such Party A Performance Assurance shall be delivered to Party B within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party A, at its sole cost, may request that such Party A Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party A's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party A Rounding Amount). In the event that Party A fails to provide Party A Performance Assurance pursuant to the terms of this Article Eight within three (3) Business Days, then an Event of Default under Article Five shall be deemed to have occur red and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

         For purposes of this Section 8.2(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party B as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party A to Party B, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

                  (d) Downgrade Event. If at any time there shall occur a Downgrade Event in respect of Party A, then Party B may require Party A to provide Performance Assurance in an amount determined by Party B in a commercially reasonable manner. In the event Party A shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

                  (e) If specified on the Cover Sheet, Party A shall deliver to Party B, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party B.

         8.3 Grant of Security Interest/Remedies. To secure its obligations under this Agreement and to the extent either or both Parties deliver Performance Assurance hereunder, each Party (a "Pledgor") hereby grants to the other Party (the "Secured Party") a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such Secured Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the Secured Party's first priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, the Non-Defaulting Party may do any one or more of the following: (1) exercise any of the rights and remedies of a Secured Party with respect to all Performance Assurance, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent; (iii) draw on any outstanding Letter of Credit issued for its benefit; and (iv) liquidate all Performance Assurance then held by or for the benefit of the Secured Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Secured Party shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce the Pledgor's obligations under the Agreement (the Pledgor remaining liable for any amounts owing to the Secured Party after such application), subject to the Secured Party's obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

                       ARTICLE NINE: GOVERNMENTAL CHARGES

         9.1 Cooperation. Each Party shall use reasonable efforts to implement the provisions of and to administer this Master Agreement in accordance with the intent of the parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

         9.2 Governmental Charge. Seller shall pay or cause to be paid all taxes imposed by any government authority ("Governmental Charges") on or with respect to the Product or a Transaction arising prior to the Delivery Point. Buyer shall pay or cause to be paid all Governmental Charges on or with respect to the Product or a Transaction at and from the Delivery Point (other than ad valorem, franchise or income taxes which are related to the sale of the Product and are, therefore, the responsibility of the Seller). In the event Seller is required by law or regulation to remit or pay Governmental Charges which are Buyer's responsibility hereunder, Buyer shall promptly reimburse Seller for such Governmental Charges. If Buyer is required by law or regulation to remit or pay Governmental Charges which are Seller's responsibility hereunder, Buyer may deduct the amount of any such Governmental Charges from the sums due to Seller under Article 6 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the law.

                           ARTICLE TEN: MISCELLANEOUS

         10.1 Term of Master Agreement. The term of this Master Agreement shall commence on the Effective Date and shall remain in effect until terminated by either Party upon (thirty) 30 days' prior written notice; provided, however, that such termination shall not affect or excuse the performance of either Party under any provision of this Master Agreement that by its terms survives any such termination and, provided further, that this Master Agreement and any other documents executed and delivered hereunder shall remain in effect with respect to the Transaction(s) entered into prior to the effective date of such termination until both Parties have fulfilled all of their obligations with respect to such Transaction(s), or such Transaction(s) that have been terminated under Section 5.2 of this Agreement.

         10.2 Representations and Warranties. On the Effective Date and the date of entering into each Transaction, each Party represents and warrants to the other Party that:

                           (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

                           (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

                           (iii) the execution, delivery and performance of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

                           (iv) this Master Agreement, each Transaction (including any Confirmation accepted in accordance with Section 2.3), and each other document executed and delivered in accordance with this Master Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses.

                           (v)      it is not Bankrupt and there are no
                                    proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt;

                           (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with
                                    Section 2.3);

                           (vii) no Event of Default or Potential Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

                           (viii) it is acting for its own account, has made its own independent decision to enter into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) and as to whether this Master Agreement and each such Transaction (including any Confirmation accepted in accordance with Section 2.3) is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

                           (ix) it is a "forward contract merchant" within the meaning of the United States Bankruptcy Code;

                           (x) it has entered into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with
                                    Section 2.3) in connection with the conduct of its business and it has the capacity or ability to make or take delivery of all Products referred to in the Transaction to which it is a Party;

                           (xi) with respect to each Transaction (including any Confirmation accepted in accordance with
                                    Section 2.3) involving the purchase or sale of a Product or an Option, it is a producer, processor, commercial user or merchant handling the Product, and it is entering into such Transaction for purposes related to its business as such; and

                           (xii)    the material economic terms of each
                                    Transaction are subject to individual
                                    negotiation by the Parties.

         10.3 Title and Risk of Loss. Title to and risk of loss related to the Product shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver to Buyer the Quantity of the Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person arising prior to the Delivery Point.

         10.4 Indemnity. Each Party shall indemnify, defend and hold harmless the other Party from and against any Claims arising from or out of any event, circumstance, act or incident first occurring or existing during the period when control and title to Product is vested in such Party as provided in Section
10.3. Each Party shall indemnify, defend and hold harmless the other Party against any Governmental Charges for which such Party is responsible under Article Nine.

         10.5 Assignment. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of such Party which affiliate's creditworthiness is equal to or higher than that of such Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

         10.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         10.7 Notices. All notices, requests, statements or payments shall be made as specified in the Cover Sheet. Notices (other than scheduling requests) shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service or facsimile. Notice by facsimile or hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on tile next Business Day. Notice by overnight United States mail or courier shall be effective on the next Business Day after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

         10.8 General. This Master Agreement (including the exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmation accepted in accordance with Section 2.3) constitute the entire agreement between the Parties relating to the subject matter. Notwithstanding the foregoing, any collateral, credit support or margin agreement or similar arrangement between the Parties shall, upon designation by the Parties, be deemed part of this Agreement and shall be incorporated herein by reference. This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Except to the extent herein provided for, no amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties. Each Party agrees if it seeks to amend any applicable wholesale power sales tariff during the term of this Agreement, such amendment will not in any way affect outstanding Transactions under this Agreement without the prior written consent of the other Party. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement). Waiver by a Party of any default by the other Party shall not be construed as a waiver of any other default. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events referred to as "Regulatory Event") will not otherwise affect the remaining lawful obligations that anise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only. All indemnity and audit rights shall survive the termination of this Agreement for twelve (12) months. This Agreement shall be binding on each Party's successors and permitted assigns.

         10.9 Audit. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Master Agreement. If requested, a Party shall provide to the other Party statements evidencing the Quantity delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid, provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of twelve (12) months from the rendition thereof, and thereafter any objection shall be deemed waived.

         10.10 Forward Contract. The Parties acknowledge and agree that all Transactions constitute "forward contracts" within the meaning of the United States Bankruptcy Code.

         10.11 Confidentiality. If the Parties have elected on the Cover Sheet to make this Section 10.11 applicable to this Master Agreement, neither Party shall disclose the terms or conditions of a Transaction under this Master Agreement to a third party (other than the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law, regulation, or any exchange, control area or `independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

                               CONFIRMATION LETTER


From:                 J. Aron & Company
                      85 Broad Street
                      New York, NY  10004

To:                   Texas Genco, LP
                      1111 Louisiana Street, 10th Floor
                      P.O. Box 2846, 20th Floor
                      Houston, TX 77002 (77252-2846)

Attention:            David G. Tees

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the following transaction (the "Transaction") entered into on the Trade Date specified below between J. Aron & Company ("Buyer") and Texas Genco, LP ("Seller").

This confirmation letter is being provided pursuant to and in accordance with the Master Power Purchase and Sale Agreement dated as of July21, 2004 (the "Master Agreement") between Buyer and Seller and constitutes part of and is subject to the terms and provisions of such Master Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

The commercial terms of this Transaction are as follows:

Trade Date:                                July 21, 2004

Contract Reference:                        To be advised by Buyer

Buyer:                                     J. Aron & Company

Seller:                                    Texas Genco, LP

Scheduling:                                Buyer must Schedule the Product at
                                           the contracted quantity with ERCOT by
                                           11:00 Central prevailing time each
                                           day.

Product:                                   Firm (LD) Energy

Delivery Period: From hour ending 0100 on January 1, 2005 to hour ending 2400 on December 31, 2008, including North American Electricity Reliability
                                           Council ("NERC") holidays

Monthly Quantities:                        See Schedule 1 to this Confirmation.

Contract Prices:                           See Schedule 1 to this Confirmation.

Delivery Points:                           Subject to the section entitled
                                           "Alternate Delivery Points" below,
                                           (i) while ERCOT operates on a zonal
                                           congestion basis, the "Primary
                                           Delivery Point" for each ERCOT zone
                                           specified in Schedule 1 shall be any
                                           delivery point in such ERCOT zone,
                                           and (ii) if and when ERCOT switches
                                           to a nodal congestion methodology,
                                           the "Primary Delivery Point" for each
                                           of the Parish facility, the South
                                           Texas Project facility and the
                                           Limestone facility, as specified in
                                           Schedule 1, shall be the node that
                                           consists of the 345 kV
                                           interconnection at the busbar for
                                           such facility.

Alternate Delivery Points:                 Seller may specify an alternate
                                           delivery point (an "Alternate
                                           Delivery Point") in accordance with
                                           the following for any Product
                                           delivered under this Transaction:

                                           (1) If and when ERCOT switches to a
                                           nodal congestion methodology, upon
                                           notice by Seller to Buyer delivered
                                           no later than 08:30 Central
                                           prevailing time of the Day prior to
                                           the Day on which a Product is to be
                                           delivered, Seller may specify any
                                           other delivery point in the ERCOT
                                           zone (or equivalent designation) in
                                           which the Primary Delivery Point for
                                           such Product is located as the
                                           Delivery Point for such Product. In
                                           the event Seller elects an Alternate
                                           Delivery Point pursuant to this
                                           clause (1), (a) Seller shall pay
                                           Buyer the amount by which the market
                                           price at the Primary Delivery Point
                                           exceeded the market price at the
                                           Alternate Delivery Point, and (b)
                                           Buyer shall pay to Seller the amount
                                           by which the market price at the
                                           Alternate Delivery Point exceeded the
                                           market price at the Primary Delivery
                                           Point, in each case with respect to
                                           the Product delivered at such
                                           Alternate Delivery Point.

                                           (2) In the event of an Unplanned
                                           (Forced) Outage or an Unplanned
                                           (Forced) Derating at either the
                                           Limestone facility or the South Texas
                                           Project facility (each, an "Affected
                                           Facility"), Seller may, upon notice
                                           by Seller to Buyer delivered no later
                                           than 08:30 Central prevailing time of
                                           the Day prior to the Day on which a
                                           Product is to be delivered, elect a
                                           Parish Zone Delivery Point as the
                                           delivery point for the Product that
                                           would otherwise have been delivered
                                           at the Primary Delivery Point
                                           associated with such Affected
                                           Facility. Seller shall not reduce
                                           Buyer's receipts at the Primary
                                           Delivery Point at either Affected
                                           Facility more than pro rata with
                                           other parties buying power at such
                                           facilities for which Seller has the
                                           right to designate an alternate
                                           delivery point.

                                           For purposes of the foregoing, (i) a
                                           "Parish Zone Delivery Point" is any
                                           delivery point in the ERCOT zone (or
                                           equivalent designation) in which the
                                           Primary Delivery Point for the Parish
                                           facility is located and (ii)
                                           "Unplanned (Forced) Outage" and
                                           "Unplanned (Forced) Derating" each
                                           have the meanings specified in the
                                           NERC Generating Unit Availability
                                           Data System (GADS) event reporting
                                           guidelines.

                                           The provisions related to Alternate
                                           Delivery Points shall not affect
                                           Seller's obligation to deliver Firm
                                           (LD) Energy.

Force Majeure                              Revise the third sentence of Section
                                           1.23 of the Master Agreement to read
                                           as follows:

                                                    Neither Party may raise a
                                                    claim of Force Majeure based
                                                    in whole or in part on
                                                    curtailment by a
                                                    Transmission Provider unless
                                                    (i) such Party has either
                                                    (A) contracted for firm
                                                    transmission with a
                                                    Transmission Provider for
                                                    the Product to be delivered
                                                    to or received at the
                                                    Delivery Point or (B)
                                                    scheduled such Product into
                                                    (in the case of Seller) or
                                                    out of (in the case of
                                                    Buyer) a Delivery Point and
                                                    (ii) such curtailment is due
                                                    to "force majeure" or
                                                    "uncontrollable force" or a
                                                    similar term as defined
                                                    under the ERCOT Protocols.
                                                    For the avoidance of doubt,
                                                    Seller is not a Transmission
                                                    Provider for purposes of
                                                    this provision.

Buyer Operations Contacts:                 Fintan Whitty - Operations Manager:
                                           (212) 902-7311
                                           Kathy Benini - Scheduling Manager
                                           (212) 902-1454


                            [SIGNATURE PAGE FOLLOWS]

Please confirm that the terms stated herein accurately reflect the agreement reached between Texas Genco, LP and J. Aron & Company by executing where indicated below.


Signed on behalf of J. Aron & Company

By:   /s/ Peter O'Hagan
    -----------------------------------------
Peter O'Hagan
Managing Director
J. Aron & Company


Signed on behalf of Texas Genco, LP
By Texas Genco GP, LLC, its general partner

By:   /s/ David G. Tees
    -----------------------------------
Name:   David G. Tees
Title:  President

                                               Schedule 1 to Confirmation Letter

              CONTRACT PRICES, MONTHLY VOLUMES AND DELIVERY POINTS



                                      ***

                                      ***






Pursuant to the Confidential Treatment Request filed with the Securities and Exchange Commission, we have omitted 14 pages from this exhibit from this point forward.

















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